Exhibit 10.10

AMENDMENT NO. 2 TO CREDIT AGREEMENT, SECURITY AGREEMENT AND MANAGEMENT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT, SECURITY AGREEMENT and MANAGEMENT AGREEMENT is made as of March 30, 2018, by and among Denim.LA, Inc., a Delaware corporation doing business as "DSTLD" ("Borrower"), the stockholders of Borrower signatories below (the "Stockholders"), bocm3-DSTLD-Senior Debt, LLC, a Utah limited liability company ("First Lender") and bocm3-DSTLD-Senior Debt 2, LLC, a Utah limited liability company ("Second Lender" and together with the First Lender, the "Lenders").

In consideration of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I.
DEFINITIONS

When used herein, the following terms shall have the following meanings specified:

1.1 "Amendment" shall mean this Amendment No. 2 to Credit Agreement, Security Agreement and Management Agreement.

1.2 "Credit Agreement" shall mean the Senior Credit Agreement dated as of March 10, 2017, by and among the Borrower, Stockholders and First Lender, as amended by that certain Ame3ndment No. 1 to Senior Credit Agreement, dated as of July __, 2017, and as further amended, modified, supplemented, extended or restated from time to time.

1.3 "Management Agreement" shall mean the Management Advisory Services Agreement dated as of March 10, 2017, by and among the Borrower and First Lender, as further amended, modified, supplemented, extended or restated from time to time.

1.4 "Security Agreement" shall mean the Security Agreement dated as of March 10, 2017, by and among the Borrower and First Lender, as further amended, modified, supplemented, extended or restated from time to time.

1.5 Other Capitalized Terms. All capitalized terms used in this Amendment and not specifically defined herein shall have the definitions assigned to such terms in the Credit Agreement.

ARTICLE II.
AMENDMENTS TO CREDIT AGREEMENT

2.1 Amendments. The Credit Agreement is hereby amended as follows:

(a) Recitals. The following is added as the second Recital to the Credit Agreement:

WHEREAS Borrower has requested that Second Lender lend to Borrower up to an additional $1,000,000 in the form of a term loan to provide working capital to maintain and expand the operations of Borrower and to pay fees and expenses, and Second Lender is willing to agree to lend such amount on the terms and conditions of this Agreement. Section 1.1.The following are added as a definition to Section 1.1 or replace the existing definitions in their entirety: “Second Lender” means bocm3-DSTLD-Senior Debt 2, LLC, a Utah limited liability company. “Note Maturity Date” means the third anniversary of the Closing Date of the Fourth Additional Loan. “Closing Date” means each of the Initial Closing Date, Second Closing Date and the dates First Lender made any Remaining Loans and the date or Dates Second Lender made any Additional Loans. “Lender” means First Lender and Second Senior and shall include any assignees of a Loan or a Note pursuant to the terms and conditions of Section 8.1 hereof. Section 2.1(d). The following Section 2.1(d) is hereby added: Additional Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Second Lender hereby agrees to make additional loans to Borrower (the “Additional Loans”, and together with the First Loan, Second Loan and Remaining Loans, the “Loans”) on the terms and conditions set forth in this Section 2.1(d). Second Lender shall make the first Additional Loan on or about March 30, 2018 in the amount of $50,000 (the “First Additional Loan”). Second Lender shall make the second Additional Loan on or about April 13, 2018 in the amount of $400,000 (the “Second Additional Loan”). Second Lender shall make the third Additional Loan on or about April 27, 2018 in the amount of $275,000 (the “Third Additional Loan”). Second Lender shall make the fourth Additional Loan on or about May 11, 2018 in the amount of $275,000 (the “Fourth Additional Loan”). Concurrent with the delivery by Second Lender of Additional Loan proceeds to the Borrower, Borrower shall execute and deliver to Second Lender a Note dated as of the date of such funding in the principal amount of such Additional Loan. (e) Section 2.3(a)(i). The following is added at the end of Section 2.3(a)(i): If a prepayment is made on or before the first anniversary of the Closing Date of the Fourth Additional Loan, such prepayment shall include a prepayment fee equal to the greater of (A) all interest that would have been paid on such amount prepaid on or prior to the first anniversary of the applicable Closing Date as if such prepayment had not been made or (B) the principal amount being repaid multiplied by 2.50%. If a prepayment is made after the first anniversary of the Closing Date of the Fourth Additional Loan but before the second anniversary of such Closing Date, such prepayment shall include a prepayment fee equal to the principal amount being repaid multiplied by 2.00%. Section 2.4. The following is added at the end of Section 2.4: With respect to each Additional Loan, (as and if made), Borrower shall pay to bocm3, LLC, with respect to any Additional Loans made by Second Lender a nonrefundable closing fee of 5% of the amount of such Loan (the “Additional Loan Closing Fee”) to offset transaction costs of bocm3, LLC and its Affiliates. The Additional Loan Closing Fee with respect to each Additional Loan shall be payable on the date each such Additional Loan is made, and may be withheld from the proceeds of such Additional Loan. The Additional Loan Closing Fee, once paid, shall be nonrefundable under all circumstances. Section 2.6. The following is added at the end of Section 2.6 Borrower shall issue to Second Lender warrants to purchase Borrower’s common stock representing 1% of the Capital Stock of the Borrower on a fully-diluted basis on the Closing Date of the each Additional Loan (each an “Additional Warrant”) for each $1 million of the principal amount of each Additional Loan on the Closing Date of each Additional Loan, which shall be pro rated based on the actual amount of the Additional Loan, at an exercise price of $0.16 per share. Each Additional Warrant shall be in the form attached hereto as Exhibit B. (j)Section 5.10.Section 5.10 is hereby deleted in its entirety and replaced with the following: Monitoring Fee. Borrower shall pay to bocm3, LLC an annual monitoring fee of $60,000.00 (the “Monitoring Fee”) so long as any portion of a Loan is outstanding. The Monitoring Fee shall be payable monthly and continuing on the first day of each calendar month thereafter in equal installments of $5,000. Miscellaneous Amendments. The Credit Agreement, the Notes, and all other agreements and instruments executed and delivered heretofore or hereafter pursuant to the Credit Agreement are amended hereby so that any reference therein to the Credit Agreement shall be deemed to be a reference to such agreements and instruments as amended by or pursuant to this Amendment.

ARTICLE III. AMENDMENT TO SECURITY AGREEMENT 3.1Amendment. The Security Agreement is hereby amended to add Second Lender as a “Secured Party” to the Security Agreement. ARTICLE IV. AMENDMENT TO MANAGEMENT AGREEMENT Amendment. The Management Agreement is hereby amended as follows: Section 5. Section 5 is hereby deleted in its entirety and replaced with the following: Compensation of BOCM. DSTLD shall pay to BOCM a cash and consulting management fee equal to $60,000 per annum beginning on April 1, 2018, payable on a monthly basis in arrears in equal installments of $5,000 and the first calendar day of every month thereafter. Section 6. Section 6 is hereby deleted in its entirety and replaced with the following: Term. This Agreement will commence as of the date hereof and will remain in effect until May 11, 2021; provided, however, that this Agreement shall be automatically terminated upon the repayment of all amounts payable by DSTLD pursuant to that certain Senior Credit Agreement, of even date herewith, by and among DSTLD, bocm3-DSTLD-Senior Debt, LLC and certain shareholders of DSTLD. ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS The Borrower hereby represents and warrants to the Lender that: Credit Agreement. Except as previously discussed between Lender and Borrower, all of the representations and warranties made by Borrower in the Credit Agreement are true and correct on the date of this Amendment, except to the extent such representation or warranty relates to a specified earlier date, in which case it continues to be true and correct as of such date. No Event of Default under the Credit Agreement has occurred and is continuing as of the date of this Amendment. Authorization; Enforceability. The making, execution and delivery of this Amendment and performance of and compliance with the terms of this Amendment and the terms of the Credit Agreement, as amended hereby, has been duly authorized by all necessary company action by Borrower. This Amendment is the valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Absence of Conflicting Obligations. The making, execution and delivery of this Amendment and performance of and compliance with the terms of this Amendment and the terms of the Credit Agreement, as amended hereby, do not violate any presently existing provision of law or the articles or certificate of formation, certificate of organization or operating agreement of Borrower or any agreement to which Borrower is a party or by which it or any of its assets is bound. ARTICLE VI. MISCELLANEOUS Continuance of Credit Agreement, Security Agreement and Management Agreement. Except as specifically amended by this Amendment, the Credit Agreement, Security Agreement and Management Agreement shall remain in full force and effect. Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah applicable to agreements made and wholly performed within such state. The parties hereto acknowledge that this Amendment was negotiated with the assistance of counsel and, accordingly, such laws shall be applied without reference to any rules of construction regarding the draftsman hereof. Counterparts; Headings. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Article and section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction. Conditions. The effectiveness of this Amendment is subject to Lender having received from Borrower such documents and other materials as Lender shall request, in form and substance satisfactory to Lender and its counsel, including without limitation duly executed copies of this Amendment, and the payment of all fees and expenses pursuant to Section 5.9 of this Amendment. Course of Dealing; Consent. Borrower acknowledges that neither previous waivers, extensions, and amendments granted to Borrower by Lender, nor the amendments and waivers granted herein, create any course of dealing or expectation with respect to any further waivers, extensions, or amendments, and Borrower further acknowledges that Lender has no obligation whatsoever to grant any additional waivers, extensions, amendments, or forbearance.

No Defenses. Borrower acknowledges it has no defenses, rights of setoff, or rights of recoupment to the enforceability or payment of any of its obligations under the Credit Agreement as amended hereby. Ex penses and Attorneys’ Fees . Borrower shall pay (a) all fees and expenses (including attorney’s fees) incurred by Lender in connection with the preparation, execution, and delivery of this Amendment, and all prior legal fees and expenses (including attorney’s fees) incurred by each Lender in connection with the Credit Agreement and (b) all fees and expenses (including attorney’s fees) incurred by Borrower in connection with the preparation, execution, and delivery of this Amendment on the date hereof, all subject to the restriction set forth in Section 2.4 of the Credit Agreement. Further Assurances. Borrower shall promptly execute and deliver or cause to be executed and delivered to Lenders within a reasonable time following Lender’s request, and at the expense of Borrower, such other documents or instruments as Lender may reasonably require to in order to give effect to the intent and purposes of this Amendment. [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Credit Agreement & Security Agreement and Management Agreement as of the day and year first written above.

DENIM.LA, INC.

By:
Name:	Mark T. Lynn
Title:	CO-CEO

BOCM3-DSTLD-SENIOR DEBT, LLC

By:	/s/ Gregory David Seare
Name:	Gregory David Seare
Title:	Founder and Managing Director.

BOCM3-DSTLD-SENIOR DEBT 2, LLC

By:	/s/ Gregory David Seare
Name:	Gregory David Seare
Title:	Founder and Managing Director.

STOCKHOLDERS

Mark Lynn

Corey Epstein

[Signature page to Amendment No. 2 to Credit Agreement & Security Agreement and Management Agreement]